EXCLUSIVE OPTION AGREEMENT

         THIS EXCLUSIVE OPTION AGREEMENT (this "Option Agreement") is entered into effective this 1st day of February, 2001, between CYNTECH TECHNOLOGIES, INC., a Nevada corporation ("Cyntech"), and WINDSTAR RESEARCH AND ENGINEERING, LTD., a Cayman Islands corporation ("Windstar"), on the following:

                                    Premises

         A. Cyntech entered into a Hydrocarbon Technology Licensing Agreement with Cyntech Research and Engineering, Inc. ("Cyntech Research"), on or about November 30, 1998 (the "1998 Agreement"). Under the 1998 Agreement, Cyntech Research agreed to license to Cyntech certain technical information, skills, data, and understanding relating to the design, manufacture, and operation of facilities to recover petrochemical feedstock from waste rubber and plastics. The primary technology was called "Thermal Reduction Technology," while the entirety of the knowledge and technology licensed to Cyntech under the 1998 Agreement was referred to therein as the "Cyntech Technology," and included the related right to use the trademark name "ThermReTec."

         B. Windstar is a successor in interest to the technical information, skills, data, and understanding relating to the design, manufacture, and operation of facilities to recover petrochemical feedstock from waste rubber and plastics licensed under the 1998 Agreement, as Cyntech Research assigned all such rights to Windstar on August 15, 2000. A copy of that Assignment is attached hereto as Exhibit A and is incorporated herein by this reference. Cyntech Research has certified that it transferred all rights to the entirety of the Cyntech Technology to Windstar and that Cyntech Research retained no rights whatsoever to any of the knowledge and technology it licensed to Cyntech under the agreement. A copy of that certification is attached hereto as Exhibit B and is incorporated herein by this reference.

         C. Cyntech and Windstar desire to enter into a new Option Agreement between Cyntech and Windstar for the United States and Canada and through the use of license agreements, substantially similar to that license agreement attached hereto as Exhibit C, for the use of the Windstar Technology, as hereinafter defined, in individual plants or facilities.

         D. Cyntech and Windstar acknowledge that the right to use the Windstar Technology is essential to the success of Cyntech's business plan and that Cyntech has reasonably relied on the grant of the license to use the "Cyntech Technology" under the 1998 Agreement in its development and presentation of itself to potential investors, and the parties expressly intend that Cyntech's shareholders are to be third-party beneficiaries of this Option Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations herein, Cyntech and Windstar hereby agree, covenant, and promise as follows:

         1. Certain Definitions. The following defined terms have the stated meanings as used herein:

                  (a) Confidential Information. "Confidential Information" as used herein shall mean information in the possession of Windstar that is held and treated by Windstar as proprietary or trade secret information and not disclosed to the trade or public by Windstar or Cyntech. Confidential Information shall not include information which is available to the public or subsequently becomes available to the public through no breach of obligation of confidence and trust by Cyntech to Windstar.

                  (b) Gross Income. The term "Gross Income" shall mean all income from sources and uses of the Windstar Technology, including all upstream and downstream applications, FOB at the plant or facility site. Except as herein provided, Gross Income shall be determined using generally accepted accounting principles consistently applied and shall be reduced only by actual credits, discounts, allowances, or returns granted to any purchaser or vendor by Cyntech. Gross Income shall not include amounts billed by Cyntech for shipping or packing charges, insurance, or federal, state, or local sales, use, or excise taxes.

                  (c) Improvements. The term "Improvements" shall mean any and all information which is developed from, utilized, or based upon the Windstar Technology, and which modifies, enhances, or improves any product or process which is part of the Windstar Technology.

                  (d) Patent Rights. The term "Patent Rights" shall mean all United States patents, foreign patents, and applications for patent, including continuing and provisional and other patent applications derived therefrom, in this or any country in the world, which have been filed or granted or which may be filed or granted which describe and claim or are based upon all or part of the Windstar Technology.

                  (e) Windstar Technology. The term "Windstar Technology" shall mean all scientific, technical, and methodological data and all information, skills, data, understanding, and other know-how related to the inventions and developments that Windstar has acquired, including the entirety of the "Cyntech Technology" under the 1998 Agreement, and developed as of the date of this Option Agreement, whether or not any such inventions or developments are patentable, including, but not limited to, related engineering, blueprints, explanations, manuals, methods, processes, procedures, experimental data, disclosures, reports, findings, ideas, trade secrets, and any and all other expressions or manifestations of the foregoing. The Windstar Technology shall be expanded to include such Improvements as become subject to this Option Agreement.

         2. Grant of Exclusive Option for the United States and Canada. Windstar hereby grants to Cyntech the exclusive option to license the Windstar Technology and Improvements, including any Patent Rights, for use in individual plants in the United States and Canada. Each Cyntech plant or facility using the Windstar Technology must obtain a separate license agreement, which shall not be unreasonably denied by Windstar.

         3. Right of First Refusal for Territories Outside the United States and Canada. Windstar hereby grants to Cyntech the right of first refusal to an option to license the Windstar Technology and Improvements, including any Patent Rights, for use in individual plants outside the United States and Canada.

         4. Term of Exclusive Option. The option granted hereunder shall expire 10 years from the effective date of this Option Agreement, subject to Windstar's option to renew this Option Agreement for up to two additional ten-year periods. If Cyntech desires to exercise an option to extend this Option Agreement, it must do so by giving Windstar written notice of its intent at least 180 days before the expiration of the then-current term.

         5. Request for License Agreement. In order to obtain a license agreement for an individual plant or facility, Cyntech shall provide Windstar with a written request for a license agreement for the proposed facility. That written request shall include, in reasonable detail, sufficient information for Windstar's evaluation of the proposed plant or facility's suitability for use of the Windstar Technology, including a feasibility study of the location of the proposed plant or facility, a business plan for the proposed plant or facility, the type of feedstock proposed to be used and the sources from which it may be acquired, the products to be produced by the proposed plant or facility, the expected availability of markets for sale of those products, and all other reasonable information requested by Windstar.

         6. Action upon Request for License. Windstar shall have a period of 90 days to review a request for a license agreement, during which time Cyntech shall respond to all reasonable requests for additional information from Windstar. If Windstar fails to respond within that 90-day period, the request for license agreement shall be deemed accepted on terms substantially similar to those found in the license agreement attached hereto as Exhibit C. Windstar may deny Cyntech a license agreement only on the basis that the proposed plant or facility's use of the Windstar Technology would not be economically viable or security of the Windstar technology cannot be satisfactorily guaranteed to Windstar. If Windstar makes such a determination, it must provide Cyntech with:

                  (a) A statement of reasons for that denial;

                  (b) A specific description of what changes, if any, could be made to the proposed plant or facility that would result in Windstar's grant of the license agreement; and to protect the Windstar technology to be licensed.

                  (c) A period of no less than 90 days within which Cyntech may make the changes identified as necessary for approval.

Under no circumstances shall Windstar unreasonably deny Cyntech a license agreement as long as the Windstar technology will not be compromised by third parties or governmental agencies through mandated disclosure requirements.

         7. Documentation, Technical, and Permitting Assistance. Upon execution of this Option Agreement and payment of the license agreement fee, Windstar shall complete, at Windstar's expense, all drawings, flow charts, technical and schematic drawings, blueprints, diagrams, and other material in human and machine readable formats necessary to obtain all necessary permits, construct the facility, and deliver the facility in a fully operational condition. These materials may be made available to contractors and others as necessary, but Windstar shall retain ownership of all materials discussed herein. Windstar shall, within reasonable time and resource constraints, provide technical aid and assistance to assist Cyntech in the use of the Windstar Technology. Upon granting a license agreement for an individual plant or facility, Windstar shall provide Cyntech with all necessary assistance to obtain required permits from local, state, and federal agencies.

         8. Documentation and Confirmation of Rights. Windstar shall, upon request of and at the expense of Cyntech, execute such documents and take such actions as are necessary and proper to evidence the rights granted hereunder to Cyntech.

         9. Representations and Warranties of Windstar. Windstar represents and warrants to Cyntech that:


                  (a) Windstar has good and marketable title to the Windstar Technology, including all patents, patent applications and continuations, copyrights, trademarks, trade names, brand names, proprietary and other technical information, technology, and software, free from any liens and free from any requirement of any past, present, or future royalty payments, license fees, charges or other payments, conditions, or restrictions whatsoever.

                  (b) To the best of its knowledge, Windstar has not infringed upon and is not infringing upon, and has not engaged in and is not engaging in, any unauthorized use or misappropriation of any patents, copyrights, trademarks, trade names, brand names, proprietary and other technical information, technology, and software owned by or belonging to any other person. There are no claims or proceedings pending or, to Windstar's knowledge, threatened against Windstar asserting that Windstar is infringing or engaging in the unauthorized use or misappropriation of any intellectual property of any other person or entity.

                  (c) Windstar is not aware of prior art with respect to any of the patents owned or licensed by it that was not disclosed to the US Patent and Trademark Office (or to any comparable foreign authority, if necessary) in connection with applications for such patents. Windstar is not aware of any fact or event making any one or more claims of any of such patents invalid or unenforceable, and Windstar has not engaged in any conduct or omitted to perform any necessary act, the result of which would be to invalidate any of such patents or adversely affect any of their enforceability.

                  (d) There are no royalties, license fees, charges, or other amounts payable by or on behalf of Windstar in respect of any of the Windstar Technology.

         10.      Payments by Cyntech.

                  (a) Cyntech hereby assumes and agrees to pay Windstar a $1,000,000 license agreement fee for Phase I for each plant or facility Cyntech constructs to use the Windstar Technology, whether that plant or facility proposes to use rubber or plastic feedstock. An additional license agreement fee of $500,000 shall be required for each additional development phase, such as a plant or facility that will use both rubber and plastic feedstocks. This license agreement fee shall be due and payable prior to the commencement of engineering drawings for each plant or facility. If a plant or facility that has paid a $1,000,000 license agreement fee proposes to add another phase, Cyntech shall submit a new written request for a license agreement with all necessary information. If that request is granted by Windstar, the additional $500,000 license agreement fee shall be due and payable upon Windstar's approval of that request. There are no limits to the number of phases to each Cyntech plant facility.

                  (b) Cyntech shall pay Windstar a monthly operational licensing fee of seven percent (7%) of the Gross Income for each plant or facility that uses the Windstar Technology.

                  (c) Cyntech shall be required to commence building the following numbers of new plants within the first five years as follows:

                           Year 2001 - One plant.
                           Year 2002 - Two plants.
                           Year 2003 - Three plants.
                           Year 2004 - Four plants.
                           Year 2005 - Five plants.
                           Year 2006 and thereafter - Six plants per year.

                  (d) Upon signing of this Agreement, Cyntech shall have 90 days to deposit $100,000 of the licensing fee for Phase I to Windstar to commence engineering drawings for the first United States plant facility.

                  (e) Cyntech shall pay the next installment of the licensing fee for the first United States plant of $250,000 within 150 days of signing of this agreement. This funding is required to continue engineering services by Windstar.

                  (f) The remaining sum of $500,000 of the licensing fee for the first plant facility in the United States shall be paid no later than 180 days from the signing of this Agreement.

                  (g)      Windstar,   at  its  sole   discretion,   may  extend
                           licensing payments due dates for the first United States plant upon written request by Cyntech. Any extensions approved by Windstar shall be on a month-to-month basis. Each monthly extension requested must be submitted in writing to Windstar's North American representative.

         11. Reporting and Payment of Operational Licensing Fees. Within forty-five (45) days after the first day of January, April, July and October of each Contract Year after the first year, during the term of this Agreement, Cyntech shall deliver to Windstar a true and accurate report, giving such particulars of the business conducted by Cyntech during the preceding twelve
(12) months as are pertinent to an accounting for royalties. This report shall include the Gross Income and the total royalties computed. The correctness and completeness in each such report shall be attested to in writing annually by a responsible financial manager or auditor of Cyntech.

         Cyntech shall keep proper records and books of accounts sufficient to accurately calculate all payments due under this Agreement. Windstar may request that an audit be performed, up to a maximum of one time per year, but such audit shall be performed exclusively by independent auditors of Windstar and Windstar shall presumably bear all costs and expenses associated with such additional audit. All such audit, royalty payment, sales volume and price records shall be treated as confidential by each such independent auditor pursuant to an executed confidentiality agreement with Cyntech, and shall not be disclosed to Windstar or to any other party except as authorized by Cyntech or as necessary to verify the accuracy of payments made under this Agreement. Cyntech shall be obligated to reimburse Windstar for twice the cost of the audit in the event such audit reveals a discrepancy in excess of five percent (5%) of the royalty payments due pursuant to this Agreement for the time period audited.

         12. Adjustment for Inflation. At the mid-point of the ten-year term of this Option Agreement, upon Cyntech's exercise of its option to extend this Option Agreement, if any, and at each five-year interval thereafter, there shall be a fee review and adjustment. The license agreement fee may be increased at such review and adjustment by no more than the rate of inflation. The index used

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

shall be the Consumer Price Index -- U. S. City Average -- All Urban Consumers -- All Items -- (1982 through 1984 = 100), hereinafter called the Index, published by the Bureau of Labor Statistics of the United States Department of Labor.

                  (a) The Index number indicated in the column "Avg." (average) or, if that column is not published, the average of the months of 1999 shall be the base Index number and the corresponding Index number for each year in which a fee review and adjustment is permitted shall be the current Index number.

                  (b) The current Index number shall be divided by the base Index number. The integer 1 shall be subtracted from the quotient thereof and any resulting number shall be deemed to be the percentage of increase allowed for the license agreement fee. The license agreement fee at each fee review and adjustment shall be determined by multiplying the percentage of increase by the previous license agreement fee. The resulting sum of the license agreement fee plus the increase on Consumer Price Index shall be the license agreement fee until the next scheduled fee review and adjustment. For each fee review and adjustment, the percentage increase shall be determined in a similar manner.

                  (c) Windstar shall, within a reasonable time after obtaining the appropriate data necessary for computing such increase, give the Cyntech notice of any change so determined. The increased license agreement fee shall be reflected in any license agreements executed after that notice is provided to Cyntech by Windstar.

                  (d) If publication of the Consumer Price Index is discontinued, the parties shall thereafter accept comparable statistics on the cost of living as they shall be computed and published by an agency of the United States government or by a responsible financial periodical of recognized authority then to be selected by the parties. In the event of either (a) use of comparable statistics in place of the Consumer Price Index as above mentioned, or (b) publication of the Index figure at other than monthly intervals, there shall be made in the method of computation herein provided such revisions as the circumstances may require to carry out the intent of this paragraph.

         13. Patent Applications and Prosecution. Windstar shall, at its own cost and expense, apply for and prosecute applications for United States and foreign patents covering such of the Windstar Technology and Improvements as Windstar deems necessary. Windstar shall control and direct the filing and prosecution of such applications for patent and maintenance of such patents through a registered patent lawyer of Windstar's choosing who shall (unless Windstar and Cyntech agree otherwise) be instructed to obtain the maximum available valid patent protection. Windstar shall seek prompt examination of all such applications for patent in all countries in which application for patent is made, keep Cyntech, or such patent attorney as Cyntech may designate, informed as to all activities respecting such applications for patents, and regularly provide copies of all documents and correspondence respecting such applications for patents to Cyntech or its designee, and give full weight and due consideration to information and requests from Cyntech respecting such patents and applications.

                  Cyntech shall have the right, but no obligation, to assume prosecution and/or maintenance of the same. Windstar does not represent or warrant that any patent applications will issue into a patent.

         14. Disclosure of Improvements-Grantback. Windstar shall keep Cyntech fully informed as to Improvements made by Windstar and shall promptly comply with the obligations of section 7 in providing Technical Assistance respecting the same. In like manner, Cyntech shall keep Windstar informed as to Improvements made by Cyntech and shall assign the same to Windstar, upon which all such Improvements shall be included in the Windstar Technology without additional consideration, and shall be subject to all provisions of this Option Agreement and any license agreements that have been issued for individual plants or facilities.

         15. Litigation.

                  (a) Windstar shall have the first right to sue any party for any unfair trade practices involving the Windstar Technology or Improvements or any infringement of any patent licensed hereunder, at its own expense, and shall keep Cyntech fully informed of any threatened or initiated litigation. Cyntech agrees to permit the use of its name in all such suits, to execute any necessary documents, and to do whatever necessary to assist Windstar in such suits, but at Windstar's expense. Any recoveries from such suit initiated by Windstar shall belong to Windstar, with the provision that if damages are specifically allocated to Cyntech by a finder of fact or a settlement agreement, such damages shall belong to Cyntech.

                  (b) If Windstar fails within a reasonable time to sue any person for any unfair trade practice or infringement, Cyntech shall have the right to file and maintain, at its own expense, such suits; however, nothing in this agreement shall obligate Cyntech to assume any responsibility or liability respecting any action or possible action for any unfair trade practices or infringement. Cyntech shall keep Windstar fully informed of any such suit. Windstar agrees to permit the use of its name in all such suits, to execute any necessary documents, and to do whatever necessary to assist Cyntech in such suits, but at Cyntech's expense. Any recoveries from such suit initiated by Cyntech shall belong to Cyntech, with the provision that if damages are specifically allocated to Windstar by a finder of fact or a settlement agreement, such damages shall belong to Windstar.

         16. Defense of Licensed Rights. Windstar represents and warrants to Cyntech that Windstar has good and indefeasible title to and has all right and interest to and in all of the technology licensed to Cyntech, and has acquired sufficient intellectual property rights protecting the Technology such that the technology may be practiced without violating or infringing any patent, trademark or other intellectual property rights of any third party. Windstar represents and warrants to Cyntech that, with respect to the Windstar Technology, neither it nor any of its Affiliates has received any notice or is otherwise aware of any infringement by Windstar or any of its Affiliates of any third party's patent, trademark or other intellectual property rights. None of Windstar or any of its Affiliates has received any notice of infringement, misappropriation or conflict from any person with respect to the Technology and the conduct of business of Windstar and its Affiliates. Windstar covenants and agrees to indemnify, defend and hold harmless Cyntech from and against any claims of infringement or violation of intellectual property rights of any person with respect to the Windstar Technology, provided that the technology licensed to Cyntech necessarily violates or infringes such rights. The consummation of the transactions contemplated by this Agreement will not result in the loss of any Technology and will not conflict with, or constitute a breach or violation of, any agreement or understanding, whether written or oral, relating to any Technology.

         17. Confidentiality. Confidential Information received by Cyntech from Windstar, and which is identified by Windstar as being confidential or proprietary, shall be held in trust and confidence by Cyntech. The Windstar Technology and Improvements shall be, and remain, the property of Windstar, and shall be presumed to be Confidential Information to the extent not disclosed in printed publications or patents. The existence of some information respecting the Windstar Technology and Improvements in the public domain shall not be considered or offered to establish the presence in the public domain of all of the Windstar Technology and Improvements. Nothing herein shall preclude Cyntech from disclosing information required by governmental action, law, or regulation; however, in the event Cyntech is so required, Cyntech shall provide Windstar with a copy of the request, or demand, for such information, and a statement of its intended response at least thirty days before the information is to be disclosed. Windstar may, at its option, disallow the disclosure of nonpublic information if it feels such disclosure will harm Windstar financially, or that the disclosure cannot be guaranteed to be kept confidential and not reveled to third parties. Windstar retains the exclusive right to allow or disallow any information requested by third parties from Cyntech. The duties and obligations to maintain Confidential Information in this paragraph shall survive any termination of this Option Agreement.

         18. Notices. All notices, demands, requests, or other communications required or authorized hereunder shall be deemed given sufficiently if in writing and if personally delivered; if sent by facsimile transmission, confirmed with a written copy thereof sent by overnight express delivery; if sent by registered mail or certified mail, return receipt requested and postage prepaid; or if sent by overnight express delivery:

         If to Windstar, to:        J. W.  Feighner, Jr.
                                    North America Managing Director
                                    Windstar Research and Engineering, Ltd.
                                    P.O. Box  7275
                                    Columbus, GA  31908

         If to Cyntech, to:         Cyntech Technologies, Inc.
                                    Attn: R. Frank Meyer, President
                                    4305 Derbyshire Trace, SE
                                    Conyers, GA  30094-4258

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

or such other addresses and facsimile numbers as shall be furnished by any party in the manner for giving notices hereunder, and any such notice, demand, request, or other communication shall be deemed to have been given as of the date so delivered or sent by facsimile transmission, three days after the date so mailed, or one day after the date so sent by overnight delivery.

         19. Termination.

                  (a) Windstar shall have the right to terminate all rights and all options granted to Cyntech hereunder if Cyntech defaults upon any of its obligations hereunder by giving 180 days' written notice of termination to Cyntech specifying the default(s) for which termination is noticed and the date (not less than 180 days distant) on which termination shall be effective; provided, however, that if Cyntech shall have cured the specified default(s) within 90 days of said notice, such notice shall be of no force or effect.

                  (b)  All  rights  and  all  options  granted  hereunder  shall terminate automatically in the event Cyntech should (i) voluntarily seek, consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law (defined hereinafter), or (ii) become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights (defined hereinafter) of Windstar granted herein (unless, in the event such proceeding is involuntary, the petition instituting same is dismissed within 60 days of the filing of same). "Debtor Relief Law" means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar Laws from time to time in effect affecting the Rights of creditors generally. "Rights" means rights, remedies, powers, and privileges. "Laws" means all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of any state, commonwealth, nation, territory, possession, county, parish, municipality, or Tribunal. "Tribunal" means any court or governmental department, commission, board, bureau, agency, or instrumentality of the United States or of any state, commonwealth, nation, territory, possession, county, parish, or municipality, whether now or hereafter constituted and/or existing.

                  (d) In the event of termination of this Option Agreement:

                           (i) All obligations of  confidentiality  shall remain
                  in full force and effect; and

                           (ii) Cyntech  shall  return,  deliver,  and assign to
                  Windstar all written records containing know-how, notebooks, reports, data, applications for approval, approvals, and all writings, including magnetically recorded writings or legible and readable copies thereof, which relate to or describe the use or characteristics of the Windstar Technology or Improvements which are in its possession, custody, or control, except as retained by individual plants and facilities that continue to operate using the Windstar Technology under individual license agreements.

         20. General Provisions.

                  (a) This Option Agreement is not assignable by Cyntech except upon the written consent of Windstar, which consent shall not be unreasonably withheld when such assignment is in connection with the assignment of substantially all of the business and assets associated therewith to an entity which is legally qualified to carry on such business and effect the provisions of this Option Agreement. Upon assignment in accordance with the foregoing, this Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                  (b) This Option Agreement (together with any license agreements entered into hereunder) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, whether written or oral. This Option Agreement shall not be modified except by in writing signed by both parties.

                  (c) This Option Agreement shall be governed by and construed in accordance with the laws of the state of Georgia.

                  (d) The headings of this Option Agreement are for convenience only and shall not alter or otherwise affect the meaning hereof, nor be referred to in construing this Option Agreement.

                  (e) No waiver of any of the provisions contained in this Option Agreement shall be valid unless made in writing and executed by the waiving party. It is expressly understood that in the event either party shall on any occasion fail to perform any terms of this Option Agreement and the other party shall not enforce that term, the failure to enforce on that occasion shall not prevent enforcement on any other occasion.

                  (f) If any section of this Option Agreement is held invalid by any law, rule, order, regulation, or promulgation of any government or by the final determination of any court having competent jurisdiction, such law, rule, order, regulation, promulgation, or determination shall have no effect outside the jurisdiction of such government or court and shall not affect the enforceability of any other sections not held to be invalid, and this Option Agreement shall be and remain in full force and effect as to all provisions not held to be invalid.

                  (g) Cyntech waives any claim or right of action arising out of or respecting this Option Agreement against the officers and the members of the board of directors of Windstar respecting actions taken in their capacity as directors.

         IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the date first above written.

                                        WINDSTAR RESEARCH AND ENGINEERING, LTD.

                                        By:/s/ J. W. Feighner, Jr.
                                           -----------------------
                                           J. W.  Feighner, Jr.
                                           Managing Director - North America

                                        CYNTECH TECHNOLOGIES, INC.

                                        By: /s/ R. Frank Meyer
                                           -----------------------
                                           R. Frank Meyer, President

                            FORM OF LICENSE AGREEMENT

                  LICENSE AGREEMENT -- ______________ FACILITY

         THIS LICENSE AGREEMENT (this "License Agreement") is entered into effective this _____ day of _____________, 20___, between _____________________, a wholly-owned subsidiary of CYNTECH TECHNOLOGIES, INC., a Utah corporation ("Cyntech"), and WINDSTAR RESEARCH AND ENGINEERING, LTD., a Cayman Islands corporation ("Windstar"), pursuant to and subject to all the provisions of the Exclusive Option Agreement (the "Option Agreement") between Cyntech and Windstar dated February 1, 2001.

                                    Premises

         A. Cyntech has provided Windstar with a written request for a license agreement, as required by the Option Agreement.

         B. Windstar has reviewed the written request for a license agreement and is satisfied that the facility and operations proposed by Cyntech for the use of the Windstar Technology are economically viable and that the proposed facility and operations do not endanger the viability or security of the Windstar Technology, as defined herein.

         C. The parties desire to enter into a license agreement under which Cyntech may use the Windstar Technology in the __________________________ facility for the purposes described in this License Agreement.


                                    Agreement

         NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations herein, Cyntech and Windstar hereby agree, covenant, and promise as follows:

         1. Certain Definitions. The following defined terms have the stated meanings as used herein:

                  (a) Confidential Information. "Confidential Information" as used herein shall mean information in the possession of Windstar that is held and treated by Windstar as proprietary or trade secret information and not disclosed to the trade or public by Windstar or Cyntech. Confidential Information shall not include information that is available to the public or subsequently becomes available to the public through no breach of obligation of confidence and trust by Cyntech to Windstar.

                  (b) Gross Income. The term "Gross Income" shall mean all income from sources and uses of the Windstar Technology, including all upstream and downstream applications, FOB at the plant or facility site. Except as herein provided, Gross Income shall be determined using generally accepted accounting principles consistently applied and shall be reduced only by actual credits, discounts, allowances, or returns granted to any purchaser or vendor by Cyntech. Gross Income shall not include amounts billed by Cyntech for shipping or packing charges, insurance, or federal, state, or local sales, use, or excise taxes.

                  (c) Improvements. The term "Improvements" shall mean any and all information which is developed from, utilized, or based upon the Windstar Technology, and which modifies, enhances, or improves any product or process which is part of the Windstar Technology.

                  (d) Patent Rights. The term "Patent Rights" shall mean all United States patents, foreign patents, and applications for patent, including continuing and provisional and other patent applications derived therefrom, in this or any country in the world, which have been filed or granted or which may be filed or granted which describe and claim or are based upon all or part of the Windstar Technology.

                  (e) Windstar Technology. The term "Windstar Technology" shall mean all scientific, technical, and methodological data and all information, skills, data, understanding, and other know-how related to the inventions and developments that Windstar has acquired, whether or not any such inventions or developments are patentable, including, but not limited to, related engineering, blueprints, explanations, manuals, methods, processes, procedures, experimental data, disclosures, reports, findings, ideas, trade secrets, and any and all other expressions or manifestations of the foregoing. The Windstar Technology shall be expanded to include such Improvements as become subject to this License Agreement.

         2. Grant of License; Term of Grant. Windstar hereby grants to Cyntech a license to use the Windstar Technology in its plant located at ____________________________. This license shall run and shall be in full force and effect from the date of this grant until the facility for which it is granted permanently ceases operations or this License Agreement is terminated as described in section 16 herein.

         3. Technology Licensed. Under this License Agreement, Cyntech shall be permitted to process [identify feedstock] at the __________________________ facility and to produce

         4. Representations and Warranties of Cyntech. Cyntech represents and warrants to Windstar that, so far as Cyntech was reasonably able to determine, all information provided by Cyntech to Windstar in and related to the request for a license agreement was accurate and complete and that Cyntech will use the Windstar Technology only as specifically permitted by this License Agreement.

         5. Documentation, Technical, and Permitting Assistance. Upon execution of this License Agreement and payment of the License Agreement fee, Windstar shall complete, at Cyntech's expense, all drawings, flow charts, technical and schematic drawings, blueprints, diagrams, and other material in human and machine readable formats necessary to obtain all necessary permits, construct the facility, and deliver the facility in a fully operational condition. These materials may be made available to contractors and others as necessary, but Windstar shall retain ownership of all materials discussed herein. Windstar shall, within reasonable time and resource constraints, provide technical aid and assistance to assist Cyntech in the use of the Windstar Technology. Windstar shall provide Cyntech with all necessary assistance to obtain required permits from local, state, and federal agencies.

         6. Documentation and Confirmation of Rights. Windstar shall, upon request of and at the expense of Cyntech, execute such documents and take such actions as are necessary and proper to evidence the rights granted hereunder to Cyntech.

         7. Representations and Warranties of Windstar. Windstar represents and warrants to Cyntech that:

                  (a) Windstar has good and marketable title to the Windstar Technology, including all patents, copyrights, trademarks, trade names, brand names, proprietary and other technical information, technology and software, free from any liens and free from any requirement of any past, present, or future royalty payments, license fees, charges or other payments, conditions, or restrictions whatsoever.

                  (b) To the best of its knowledge, Windstar has not infringed upon and is not infringing upon, and has not engaged in, and is not engaging in, any unauthorized use or misappropriation of any patents, patent applications and continuations, copyrights, trademarks, trade names, brand names, proprietary and other technical information, technology, and software owned by or belonging to any other person. There are no claims or proceedings pending or, to Windstar's knowledge, threatened, against Windstar asserting that Windstar is infringing or engaging in the unauthorized use or misappropriation of any intellectual property of any other person or entity.

                  (c) Windstar is not aware of prior art with respect to any of the patents owned or licensed by it that was not disclosed to the US Patent and Trademark Office (or to any comparable foreign authority, if necessary) in connection with applications for such patents. Windstar is not aware of any fact or event making any one or more claims of any of such patents invalid or unenforceable, and Windstar has not engaged in any conduct, or omitted to perform any necessary act, the result of which would be to invalidate any of such patents or adversely affect any of their enforceability.

                  (d) There are no royalties, license fees, charges, or other amounts payable by or on behalf of Windstar in respect of any of the Windstar Technology.

         8. Payments by Cyntech.

                  (a) Cyntech hereby assumes and agrees to pay Windstar a [$__________] License Agreement fee for the __________________________
         facility. This License Agreement fee shall be due and payable prior to the commencement of engineering drawings for the _________________ facility. If the _______________
         facility proposes to add the processing of additional feedstock, Cyntech shall submit a new written request for a license agreement with all necessary information. If that request is granted by Windstar, the additional $500,000 license agreement fee shall be due and payable upon Windstar's approval of the request.]

                  (b) Cyntech shall pay Windstar a monthly operational licensing fee of seven percent (7%) of the Gross Income for the ________________ facility so long as the ________________ facility continues to use the Windstar Technology.

         9. Reporting and Payment of Operational Licensing Fees. Within forty-five (45) days after the first day of January, April, July and October of each Contract Year after the first year, during the term of this Agreement, Cyntech shall deliver to Windstar a true and accurate report, giving such particulars of the business conducted by Cyntech during the preceding twelve
(12) months as are pertinent to an accounting for royalties. This report shall include the Gross Income and the total royalties computed. The correctness and completeness in each such report shall be attested to in writing annually by a responsible financial manager or auditor of Cyntech.

         Cyntech shall keep proper records and books of accounts sufficient to accurately calculate all payments due under this Agreement. Windstar may request that an audit be performed, up to a maximum of one time per year, but such audit shall be performed exclusively by independent auditors of Windstar and Windstar shall presumably bear all costs and expenses associated with such additional audit. All such audit, royalty payment, sales volume and price records shall be treated as confidential by each such independent auditor pursuant to an executed confidentiality agreement with Cyntech, and shall not be disclosed to Windstar or to any other party except as authorized by Cyntech or as necessary to verify the accuracy of payments made under this Agreement. Cyntech shall be obligated to reimburse Windstar for twice the cost of the audit in the event such audit reveals a discrepancy in excess of five percent (5%) of the royalty payments due pursuant to this Agreement for the time period audited.

         10. Patent Applications and Prosecution. Windstar shall, at its own cost and expense, apply for and prosecute applications for United States and foreign patents covering such of the Windstar Technology and Improvements as Windstar deems necessary. Windstar shall control and direct the filing and prosecution of such applications for patent and maintenance of such patents through a registered patent lawyer of Windstar's choosing, who shall (unless Windstar and Cyntech agree otherwise) be instructed to obtain the maximum available valid patent protection. Windstar shall seek prompt examination of all such applications for patent in all countries in which application for patent is made, keep Cyntech, or such patent attorney as Cyntech may designate, informed as to all activities respecting such applications for patents, and regularly provide copies of all documents and correspondence respecting such applications for patents to Cyntech or its designee, and give full weight and due consideration to information and requests from Cyntech respecting such patents and applications. Cyntech shall have the right, but no obligation, to assume prosecution and/or maintenance of the same. Windstar does not represent or warrant that any patent applications will issue into a patent.

         11. Disclosure of Improvements-Grantback. Windstar shall keep Cyntech fully informed as to Improvements made by Windstar and shall promptly comply with the obligations of section 5 in providing Technical Assistance respecting the same. In like manner, Cyntech shall keep Windstar informed as to Improvements made by Cyntech and shall assign the same to Windstar, upon which all such Improvements shall be included in the Windstar Technology without additional consideration and shall be subject to all provisions of this License Agreement.

         12. Litigation.

                  (a) Windstar shall have the first right to sue any party for any unfair trade practices involving the Windstar Technology or Improvements or any infringement of any patent licensed hereunder, at its own expense, and shall keep Cyntech fully informed of any threatened or initiated litigation. Cyntech agrees to permit the use of its name in any such suits, to execute any necessary documents, and to do whatever necessary to assist Windstar in such suits, but at Windstar's expense. Any recoveries from such suits initiated by Windstar shall belong to Windstar, with the provision that if damages are specifically allocated to Cyntech by a finder of fact or settlement agreement, such damages shall belong to Cyntech.

                  (b) If Windstar fails within a reasonable time to sue any person for any unfair trade practice or infringement, Cyntech shall have the right to file and maintain, at its own expense, such suits; however, nothing in this License Agreement shall obligate Cyntech to assume any responsibility or liability respecting any action or possible action for any unfair trade practices or infringement. Cyntech shall keep Windstar fully informed of any such suit. Windstar agrees to permit the use of its name in all such suits, to execute any necessary documents, and to do whatever necessary to assist Cyntech in such suits, but at Cyntech's expense. Any recoveries from such suit initiated by Cyntech shall belong to Cyntech, with the provision that if damages are specifically allocated to Windstar by a finder of fact or a settlement agreement, such damages shall belong to Windstar.

         13. Defense of Licensed Rights. Windstar represents and warrants to Cyntech that Windstar has good and indefeasible title to and has all right and interest to and in all of the technology licensed to Cyntech, and has acquired sufficient intellectual property rights protecting the Technology such that the technology may be practiced without violating or infringing any patent, trademark or other intellectual property rights of any third party. Windstar represents and warrants to Cyntech that, with respect to the Windstar Technology, neither it nor any of its Affiliates has received any notice or is otherwise aware of any infringement by Windstar or any of its Affiliates of any third party's patent, trademark or other intellectual property rights. None of Windstar or any of its Affiliates has received any notice of infringement, misappropriation or conflict from any person with respect to the Technology and the conduct of business of Windstar and its Affiliates. Windstar covenants and agrees to indemnify, defend and hold harmless Cyntech from and against any claims of infringement or violation of intellectual property rights of any person with respect to the Windstar Technology, provided that the technology licensed to Cyntech necessarily violates or infringes such rights. The consummation of the transactions contemplated by this Agreement will not result in the loss of any Technology and will not conflict with, or constitute a breach or violation of, any agreement or understanding, whether written or oral, relating to any Technology.

         14. Confidentiality. Confidential Information received by Cyntech from Windstar, and which is identified by Windstar as being confidential or proprietary, shall be held in trust and confidence by Cyntech. The Windstar Technology and Improvements shall be, and remain, the property of Windstar, and shall be presumed to be Confidential Information to the extent not disclosed in printed publications or patents. The existence of some information respecting the Windstar Technology and Improvements in the public domain shall not be considered or offered to establish the presence in the public domain of all of the Windstar Technology and Improvements. Nothing herein shall preclude Cyntech from disclosing information required by governmental action, law, or regulation; however, in the event Cyntech is so required, Cyntech shall provide Windstar with a copy of the request, or demand, for such information, and a statement of its intended response at least thirty days before the information is to be disclosed. Windstar may, at its option, disallow the disclosure of nonpublic information if it feels such disclosure will harm Windstar financially, or that the disclosure cannot be guaranteed to be kept confidential and not reveled to third parties. Windstar retains the exclusive right to allow or disallow any information requested by third parties from Cyntech. The duties and obligations to maintain Confidential Information in this paragraph shall survive any termination of this Option Agreement.

         15. Notices. All notices, demands, requests, or other communications required or authorized hereunder shall be deemed given sufficiently if in writing and if personally delivered; if sent by facsimile transmission, confirmed with a written copy thereof sent by overnight express delivery; if sent by registered mail or certified mail, return receipt requested and postage prepaid; or if sent by overnight express delivery:

         If to Windstar, to:        J.W. Feighner, Jr.
                                    North American Managing Director

                                    Windstar Research and Engineering, Ltd.
                                    P.O. Box 7275
                                    Columbus, GA  31908

         If to Cyntech, to:         Cyntech Technologies, Inc.
                                    Attn: R. Frank Meyer, President
                                    4305 Derbyshire Trace, SE
                                    Conyers, GA  30094-4758

or such other addresses and facsimile numbers as shall be furnished by any party in the manner for giving notices hereunder, and any such notice, demand, request, or other communication shall be deemed to have been given as of the date so delivered or sent by facsimile transmission, three days after the date so mailed, or one day after the date so sent by overnight delivery.

         16. Termination.

                  (a) Windstar shall have the right to terminate this License Agreement if Cyntech defaults upon any of its obligations hereunder by giving 180 days' written notice of termination to Cyntech specifying the default(s) for which termination is noticed and the date (not less than 180 days distant) on which termination shall be effective; provided, however, that if Cyntech shall have cured the specified default(s) within 90 days of said notice, such notice shall be of no force or effect.

                  (b)  All  rights  and  all  options  granted  hereunder  shall terminate automatically in the event Cyntech should (i) voluntarily seek, consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law (defined hereinafter), or (ii) become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights (defined hereinafter) of Windstar granted herein (unless, in the event such proceeding is involuntary, the petition instituting same is dismissed within 60 days of the filing of same). "Debtor Relief Law" means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar Laws from time to time in effect affecting the Rights of creditors generally. "Rights" means rights, remedies, powers, and privileges. "Laws" means all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of any state, commonwealth, nation, territory, possession, county, parish, municipality, or Tribunal. "Tribunal" means any court or governmental department, commission, board, bureau, agency, or instrumentality of the United States or of any state, commonwealth, nation, territory, possession, county, parish, or municipality, whether now or hereafter constituted and/or existing.

                  (c)      In the event this License Agreement is terminated:

                           (i) All obligations of  confidentiality  shall remain
                  in full force and effect;

                           (ii) Cyntech  shall  return,  deliver,  and assign to
                  Windstar    all    written    records    relating    to    the
                  __________________________    facility   that   are   in   its
                  possession, custody, or control, including notebooks, reports, data, applications for approval, approvals, and all writings, including magnetically recorded writings or legible and readable copies thereof, which relate to or describe the use or characteristics of the Windstar Technology or Improvements;

                           (iii) Cyntech  shall not use the Windstar  Technology
                  at the __________________________ facility; and

                           (iv)      Cyntech      shall       surrender      the
                  __________________________  facility  to  Windstar,  with  the value of the __________________________ facility to be offset against the amount owed to Windstar by Cyntech.

         17. Arbitration. All issues, questions, disagreements, breaches, and disputes respecting the monthly operational license fees due under this License Agreement shall be determined by arbitration conducted in Columbus, Georgia, in accordance with the rules of the American Arbitration Association, under the laws of the state of Georgia, and any arbitration award may be enforced by judgment of any court of competent jurisdiction. The prevailing party's costs, expenses, and reasonable attorneys' fees shall be paid by the nonprevailing party.

         18. General Provisions.

                  (a) This License Agreement is not assignable by Cyntech, except upon the written consent of Windstar, which consent shall not be unreasonably withheld when such assignment is in connection with the assignment of substantially all of the business and assets associated therewith to an entity which is legally qualified to carry on such business and effect the provisions of this License Agreement. Upon assignment in accordance with the foregoing, this License Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                  (b)  This  License   Agreement   (together   with  the  Option
         Agreement) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, whether written or oral. This License Agreement shall not be modified except by in writing signed by both parties.

                  (c) This License Agreement shall be governed by and construed in accordance with the laws of the state of Georgia.

                  (d) The headings of this License Agreement are for convenience only and shall not alter or otherwise affect the meaning hereof, nor be referred to in construing this License Agreement.

                  (e) No waiver of any of the provisions contained in this License Agreement shall be valid unless made in writing and executed by the waiving party. It is expressly understood that in the event either party shall on any occasion fail to perform any terms of this License Agreement and the other party shall not enforce that term, the failure to enforce on that occasion shall not prevent enforcement on any other occasion.

                  (f) If any section of this License Agreement is held invalid by any law, rule, order, regulation, or promulgation of any government or by the final determination of any court having competent jurisdiction, such law, rule, order, regulation, promulgation, or determination shall have no effect outside the jurisdiction of such government or court and shall not affect the enforceability of any other sections not held to be invalid, and this License Agreement shall be and remain in full force and effect as to all provisions not held to be invalid.

                  (g) Cyntech waives any claim or right of action arising out of or respecting this License Agreement against the officers and the members of the board of directors of Windstar respecting actions taken in their capacity as directors.

         IN WITNESS WHEREOF, the parties hereto have executed this License Agreement as of the date first above written.

                                        WINDSTAR RESEARCH AND ENGINEERING, LTD.



                                        By: __________________________________
                                             J.W. Feighner, Jr.
                                             North American Managing Director



                                        CYNTECH TECHNOLOGIES, INC.


                                        By: __________________________________
                                             R. Frank Meyer, President